Exhibit 10.16

Sharper Image Corporation

650 Davis Street

San Francisco, CA 94111

October 20, 2003

Tracy Wan

c/o Sharper Image Corporation

650 Davis Street

San Francisco, CA 94111

Re: Continuation of Medical Benefits

Dear Tracy:

We are pleased to advise you that Sharper Image Corporation (the “Company”) is committed to ensuring that you continue to have medical benefit insurance following your termination of employment with the Company. This benefit continuation program reflects both your length of service with the Company, since 1988, and your progressively increasing levels of executive responsibility to President and Chief Operating Officer.

Specifically, if you, or any of your dependents, are participating in any Company-sponsored group health plan (including dental plans, but excluding life and disability) as of the date of your termination of employment with the Company and such plans continue in effect for active employees of the Company, the Company will continue coverage thereunder (under the terms applicable to senior executives) or under another plan or policy which provides similar coverage and will pay any premiums thereunder until the earlier of (a) the date you become eligible for medical insurance benefits from another employer or (b) the date you are eligible for Medicare, currently estimated at age 65, and in the case of any child dependent through the date he or she would be covered under the Company plans in effect as of your date of termination.

If you terminate employment other than by reason of death before your 50th birthday, at your election, either (i) the amount payable by the Company in support of health care benefits will be an amount equal to the amount for such coverage multiplied by a fraction, the numerator of which is the number of days of your employment beginning on and including the date you began employment with the Company and ending on and including the date of your termination of employment and the denominator of which is the number of days beginning on and including the employment commencement date and ending on and including your 50th birthday or (ii) you may choose to begin full healthcare continuation coverage at age 50.

If a Change of Control (as defined below) of the Company occurs while you are still employed with the Company, the Company shall establish a grantor trust, which substantially complies with the requirements of Rev. Proc. 92-64 (or its successor), into which the Company shall, within 30 days of the effectiveness of a Change in Control, deposit the then present value of your post-retirement medical benefits. If you are not employed with the Company at the effective time of a Change of Control and have not previously received a lump sum payment, you may elect to either (i) receive, within 30 days of the effectiveness of a Change of Control, a lump sum cash payment equal to the then present value of the cost of continued coverage in lieu of having the Company continue to provide health care benefits or (ii) continue health coverage hereunder and require the Company to establish and fund a grantor trust in support of your continued benefit coverage.

For purposes of the foregoing, a “Change of Control” shall mean:

(i) the acquisition, directly or indirectly, by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule) of securities that results in such person or related group of persons beneficially owning securities representing 50% or more of the combined voting power of the Company’s then outstanding securities).

(ii) a merger, consolidation or similar transaction to which the Company is a party or the sale, transfer or other disposition of all or substantially all of the Company’s assets, unless (A) securities representing at least 50% of the combined voting power of the then outstanding securities of the surviving entity or the entity acquiring the Company’s assets, as the case may be, or a parent thereof, are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportions, by persons who beneficially owned the Company’s outstanding voting securities immediately before the transaction, (B) the directors of the Company immediately before the transaction constitute, upon the closing of the transaction, at least a majority of the board of directors of the surviving entity or the entity acquiring the Company’s assets, as the case may be, or the ultimate parent thereof (for this purpose, treating any change in board of director composition that is anticipated or pursuant to an understanding or agreement in connection with the transaction as deemed to have occurred at the time of the transaction) and (C) no person or group of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Executive acquires securities representing 30% or more of the combined voting power of the then outstanding securities of the surviving entity or the entity acquiring the Company’s assets, or a parent thereof, as the case may be; and

(iii) a change in the composition of the Board of Directors of the Company over a period of thirty-six months or less such that the majority of the Board of Directors ceases by reason of one or more contested elections for Board of Directors membership, to be comprised of individuals who either (A) have been members of the Board of Directors since the beginning of such period or (B) have been elected or nominated for election during such period by at least a majority of the members who were described in clause (A) or who were previously so elected or approved and who were still in office at the time the Board of Directors approved such election or nomination.

Sincerely,

Sharper Image Corporation

By:
Richard Thalheimer

Accepted:

Tracy Wan